Exhibit 4.1

DEPOSIT AGREEMENT

by and among

AMC ENTERTAINMENT HOLDINGS, INC.
as Issuer

and

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.,
jointly as Depositary

and

THE HOLDERS FROM TIME TO TIME OF THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated August 4, 2022

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated August 4, 2022, by and among (i) AMC Entertainment Holdings, Inc., a Delaware corporation (the “Corporation”); (ii) Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (the “Trust Company” and, together with Computershare, jointly the “Depositary”) and (iii) the Record Holders from time to time of the Receipts described in this Deposit Agreement.

WHEREAS, the Corporation desires to appoint Computershare and the Trust Company jointly as Depositary;

WHEREAS, Computershare and the Trust Company each desires to accept such appointment and perform the services related to such appointment;

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Preferred Stock (as defined herein) of the Corporation from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as defined herein) evidencing AMC Preferred Equity Units (as defined herein) in respect of shares of the Preferred Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

Article I
Defined Terms

1.1            Definitions. The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purpose of this definition, “controlling,” “controlled by” or “under common control with” mean the ownership, direct or indirect, of the power to direct or cause the direction of the operation or management and policies of a Person, whether through the ownership or control of voting interests, by contract or otherwise.

“AMC Preferred Equity Units” means the depositary shares, each representing a one one-hundredth (1/100th) interest in one share of the Preferred Stock, and evidenced by a Receipt.

“Certificate of Designations” shall mean the Certificate of Designations of Series A Convertible Participating Preferred Stock of the Corporation with respect to the Preferred Stock filed with the Secretary of State of the State of Delaware establishing the Preferred Stock as a series of preferred stock of the Corporation.

“Computershare” shall be defined as indicated in the preamble.

“Conversion Date” has the meaning set forth in Section 2.8.

“Corporation” shall be defined as indicated in the preamble and shall include any successors of the Corporation.

“Deposit Agreement” means this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall be defined as indicated in the preamble and shall include any successor as Depositary hereunder.

“Depositary’s Agent” means an agent appointed by the Depositary pursuant to Section 7.6.

“Depositary’s Office” shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which is currently in Canton, Massachusetts.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Event” means with respect to any Global Registered Receipt: (i) (A) the Global Receipt Depository which is the Holder of such Global Registered Receipt notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Exchange Act, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Corporation received such notice, or (ii) the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipt.

“Funds” has the meaning set forth in Section 2.10.

“Global Receipt Depository” means, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Exchange Act.

“Global Registered Receipt” means a global registered Receipt registered in the name of a nominee of the Global Receipt Depository.

“Letter of Representations” means any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipt, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Notice of Conversion” has the meaning set forth in Section 2.8.

“Person” means any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

“Preferred Stock” means the shares of the Corporation’s Series A Convertible Participating Preferred Stock, par value $0.01 per share, designated in the Certificate of Designations.

“Receipt” means one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, or in registered book-entry form, and evidencing the number of AMC Preferred Equity Units with respect to shares of the Preferred Stock held of record by the Record Holder of such AMC Preferred Equity Units.

“Record Holder” or “Holder” as applied to a Receipt means the Person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Registrar” shall mean the Trust Company and Computershare, jointly, or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts and the deposited Preferred Stock as herein provided; and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“Securities Act” means the Securities Act of 1933, as amended.

“Signature Guarantee” has the meaning set forth in Section 2.1.

“Transfer Agent” shall mean the Trust Company and Computershare, jointly, or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts or the deposited shares of Preferred Stock, as the case may be, as herein provided.

“Trust Company” shall be defined as indicated in the preamble.

Article II
Form of Receipts, Deposit of the Preferred Stock, Execution and Delivery, Transfer, BOOK-ENTRY SYSTEM AND Surrender Of Receipts

2.1            Form and Transfer of Receipts. Receipts may be issued, in accordance with the instructions of the Corporation, in book-entry form, as described in Section 2.9, or in physical form, whether as definitive or temporary Receipts. References herein to “execution” of a Receipt, in the case of a Receipt in book-entry form, will be understood to refer to the entry and registration by the Depositary of the issuance of such Receipt on the books of the Depositary. The definitive Receipts, if any, shall be substantially in the form set forth in Exhibit A attached to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent). Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation, delivered in compliance with Section 2.2, shall be authorized and instructed to, and shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary’s Office or at such other place or places as the Depositary shall determine, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall execute and deliver in exchange therefor definitive Receipts representing the same number of AMC Preferred Equity Units as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary Receipt(s); provided that, the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Receipt(s). Such exchange shall be made at the Corporation’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock, as definitive Receipts.

No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually, electronically or by the facsimile signature of a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual, electronic or facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual or facsimile signature by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual, electronic or facsimile signature of a duly authorized signatory of the Depositary who was at such time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

Receipts shall be in denominations of any number of whole AMC Preferred Equity Units. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement, all as may be reasonably required by the Depositary and approved by the Corporation or which the Corporation has determined are required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the AMC Preferred Equity Units or the Receipts may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipt is subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent).

Title to AMC Preferred Equity Units evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer accompanied by a guarantee of the signature thereon by a guarantor institution that is a participant in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Transfer Agent (a “Signature Guarantee”) or endorsement, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

2.2            Deposit of the Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of the Preferred Stock under this Deposit Agreement by delivery to the Depositary, including via electronic book-entry, of the shares of Preferred Stock to be deposited (or in such other manner as may be agreed to by the Corporation and the Depositary), duly endorsed and accompanied, (1) by a duly executed instrument of transfer or endorsement (if required by the Depositary), in form reasonably satisfactory to the Depositary; (2) an opinion of counsel addressed to the Depositary as more fully described in the subsequent paragraph; (3) a certificate, duly executed by an officer of the Corporation that shall include the terms and conditions of the Preferred Stock to be issued by the Corporation and deposited with the Depositary from time to time in accordance with the terms hereof and certifying as to the (i) amended and restated certificate of incorporation of the Corporation, (ii) the Bylaws of the Corporation, (iii) the Certificate of Designations of the Preferred Stock, each as then in effect; and (4) a written order of the Corporation directing the Depositary to (i) register such shares of the Preferred Stock in uncertificated form by direct registration, and (ii) execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of AMC Preferred Equity Units representing such deposited shares of the Preferred Stock.

The Corporation shall, concurrently with delivery of any Preferred Stock to the Depositary, cause to be provided an opinion of counsel to the Corporation authorizing reliance on such counsel’s opinion delivered to the underwriters named therein, if applicable, and the Depositary, relating to (i) the status of the Preferred Stock and AMC Preferred Equity Units as validly issued, fully paid and non-assessable and (ii) the effectiveness of the registration statement under the Securities Act registering the AMC Preferred Equity Units and Preferred Stock or that no such registration is required.

The shares of the Preferred Stock that are deposited pursuant to this Deposit Agreement shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any shares of the Preferred Stock deposited hereunder.

Upon receipt by the Depositary of shares of the Preferred Stock deposited in accordance with the provisions of this Section 2.2, together with the other documents required as above specified, and upon recordation of the shares of the Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of AMC Preferred Equity Units representing the shares of the Preferred Stock so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the Person requesting such delivery.

2.3            Registration of Transfer of Receipts. Subject to the express terms and conditions of this Deposit Agreement, the Trust Company and Computershare, jointly, as Transfer Agent and Registrar for the Receipts, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, including a Signature Guarantee and any other reasonable evidence of authority that may be required by the Transfer Agent, together with (if applicable) evidence of the payment of any taxes or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of AMC Preferred Equity Units as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto.

The Depositary shall not be required to (i) issue, transfer or exchange any Receipts beginning at the opening of business on the day the Notice of Conversion is delivered pursuant to Section 2.8, or (ii) to transfer or exchange for another Receipt any Receipt called for conversion in whole or in part.

2.4            Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of the Preferred Stock. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up, adjustment or combination of such Receipt or Receipts, and the receipt by the Depositary of all other necessary information and documents, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute by manual, electronic, or facsimile signature a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of AMC Preferred Equity Units evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional AMC Preferred Equity Unit.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of the Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals; provided, however, that a Holder of a Receipt or Receipts may not withdraw such whole shares of Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for conversion into common stock in accordance with the terms of the Certificate of Designations. After such surrender and upon the receipt of written instructions from the Holder of such Receipt or Receipts, without unreasonable delay (provided the Corporation has provided the Depositary with all necessary documentation), the Depositary shall deliver to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the number of whole shares of the Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of the Preferred Stock will not thereafter be entitled to deposit such shares of the Preferred Stock hereunder or to receive a Receipt evidencing AMC Preferred Equity Units therefor. Delivery of such shares of the Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer. Neither the Corporation nor the Depositary shall be obligated to make the Preferred Stock eligible for delivery through the book-entry system of DTC. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of AMC Preferred Equity Units in excess of the number of AMC Preferred Equity Units representing the number of whole shares of the Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of the Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon such Holder’s order, a new Receipt evidencing such excess number of AMC Preferred Equity Units.

Notwithstanding any fractional interests in Preferred Stock underlying the AMC Preferred Equity Units delivered to Holders, in no event will fractional shares of the Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary or Computershare, as applicable.

If shares of the Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such shares of the Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of the Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of shares of the Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

2.5            Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, adjustment, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges, taxes or expenses payable by the Holder of a Receipt pursuant to Section 5.7 (including any such tax or charge with respect to the shares of Preferred Stock being deposited or withdrawn or any charges or expense pursuant to Section 3.2), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence may include a Signature Guarantee), and (iii) any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such requirements, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law and as may be required by any securities exchange on which the Preferred Stock, the AMC Preferred Equity Units or the Receipts may be listed.

The deposit of shares of the Preferred Stock may be refused, the delivery of Receipts against shares of the Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

2.6            Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may, absent notice to the Depositary that such Receipt has been acquired by a bona fide purchaser, execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, only upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of the Holder’s ownership thereof; (ii) the Holder thereof furnishing the Depositary with an affidavit and an open penalty surety bond or other indemnity reasonably satisfactory to the Depositary, holding the Depositary and the Corporation harmless; and (iii) the payment of any reasonable expenses in connection with such execution and delivery. Such Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe.

2.7            Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent including Receipts surrendered in connection with any conversion of the Preferred Stock as described in the Certificate of Designations, shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

2.8            Conversion of the Preferred Stock. Subject to the Depositary’s procedures, whenever the Preferred Stock shall be converted into shares of common stock in accordance with the terms of the Certificate of Designations, the Corporation shall reasonably promptly prior to the Conversion Date (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary written notice of the date of such proposed conversion of shares of the Preferred Stock and instruction regarding the number of such shares held by the Depositary to be so converted (“Notice of Conversion”), which notice shall be accompanied by a certificate from the Corporation stating that such conversion of shares of the Preferred Stock is in accordance with the provisions of the Certificate of Designations. On the date of such conversion, provided that the Corporation shall then have issued and delivered to the Depositary such number of shares of common stock issuable upon conversion of the Preferred Stock to be converted, in accordance with the provisions of the Certificate of Designations, the Depositary shall cancel the number of AMC Preferred Equity Units representing such shares of the Preferred Stock and deliver in lieu thereof the shares of common stock. The Depositary shall, if requested in writing and provided with all necessary information, transmit the notice of the Corporation’s conversion of shares of the Preferred Stock and the proposed simultaneous conversion of the number of AMC Preferred Equity Units representing such shares of the Preferred Stock to be converted by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of the Depositary, or transmit in accordance with the applicable procedures of any Global Receipt Depository or by such other method approved by the Depositary, in its reasonable discretion, as soon as commercially practicable prior to the date fixed for conversion of such shares of the Preferred Stock and AMC Preferred Equity Units (the “Conversion Date”), to the Record Holders of the Receipts evidencing the AMC Preferred Equity Units to be so converted at the addresses of such Holders as they appear on the records of the Depositary; but neither failure to mail or transmit any such notice of conversion of AMC Preferred Equity Units to one or more such Holders nor any defect in any notice of conversion of AMC Preferred Equity Units to one or more such Holders shall affect the sufficiency of the proceedings for the conversion.

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Conversion Date (unless the Corporation shall have failed to issue and deliver new shares of common stock sufficient to convert shares of the Preferred Stock evidenced by the AMC Preferred Equity Units converted) (i) the AMC Preferred Equity Units being converted shall be deemed to no longer be outstanding; (ii) all rights of the Holders of Receipts evidencing such AMC Preferred Equity Units (except the right to receive the common stock) shall, to the extent of such AMC Preferred Equity Units, cease and terminate; and (iii) upon surrender, in accordance with such conversion notice, of the Receipts evidencing any such AMC Preferred Equity Units called for conversion (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such AMC Preferred Equity Units shall be converted by the Depositary at a conversion ratio per AMC Preferred Equity Unit equal to one one-hundredth (1/100th) of the Applicable Conversion Rate (as defined in the Certificate of Designations and which shall be stated in the Notice of Conversion) of the Preferred Stock so converted plus all money and other property, if any, represented by such AMC Preferred Equity Units, including all amounts paid by the Corporation in respect of dividends which on the Conversion Date have been declared on the shares of the Preferred Stock to be so converted and have not theretofore been paid (it being understood that, in accordance with the provisions of the Certificate of Designations, any declared but unpaid dividends payable on a Conversion Date that occurs subsequent to the record date fixed for a dividend period shall not be paid to the Holder of a Receipt entitled to receive shares of common stock on the Conversion Date, but rather shall be paid to the Holder of such Receipt on such record date).

2.9            Book Entry System; Global Registered Form. The Corporation and the Depositary shall make application to DTC, or such other entity designated as Global Receipt Depository by the Corporation, for acceptance of the Receipts for its book-entry settlement system. Any Receipts not held through the book-entry settlement system of the Global Receipt Depository pursuant to this Section 2.9 shall be held in the book-entry system of the Depositary, unless otherwise provided herein, and beneficial interests in such Receipts shall be shown on, and the transfer of such ownership shall be effected through, the records maintained by the Depositary. The Corporation hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for eligibility with the Global Receipt Depository. So long as the Receipts are eligible for book-entry settlement with the Global Receipt Depository, if reasonably requested by the Corporation or the Global Receipt Depository and unless otherwise required by law, all AMC Preferred Equity Units with book-entry settlement through the Global Receipt Depository shall be represented by a Global Registered Receipt, which shall be deposited with the Global Receipt Depository (or its designee) evidencing all such AMC Preferred Equity Units and registered in the name of the nominee of the Global Receipt Depository (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by the Global Receipt Depository may hold the Global Registered Receipt as custodian for the Global Receipt Depository. Ownership of beneficial interests in the Global Registered Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Global Receipt Depository or its nominee for such Global Registered Receipt or (ii) institutions that have accounts with the Global Receipt Depository. The Global Registered Receipt shall bear such legend or legends as may be required by the Global Receipt Depository in order for it to accept the AMC Preferred Equity Units for its book-entry settlement system.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository.

If the Global Receipt Depository subsequently ceases to make its book-entry settlement system available for the Receipts, the Corporation may instruct the Depositary regarding making other arrangements for book-entry settlement. If the Receipts are not eligible for book-entry form, the Depositary shall provide written instructions to the Global Receipt Depository to deliver the Global Registered Receipts to the Depositary for cancellation and the Corporation shall instruct the Depositary to deliver to the beneficial owners of the AMC Preferred Equity Units previously evidenced by the Global Registered Receipts definitive Receipts in physical form or in book-entry form evidencing such AMC Preferred Equity Units, as instructed by the Corporation.

Beneficial owners of AMC Preferred Equity Units through the Global Receipt Depository will not be entitled to receive Receipts in physical, certificated form or have AMC Preferred Equity Units registered in their name, except in the event the Global Receipt Depository ceases to make its book-entry settlement system available, as described herein. Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section 2.9 shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the Persons in whose names such Receipts are so registered.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Corporation authorizing and directing the Depositary to execute and deliver the individual definitive registered or book-entry Receipts in exchange for such Global Registered Receipt, execute and deliver, individual definitive registered Receipts, in authorized denominations and of like terms in an aggregate number of AMC Preferred Equity Units equal to the aggregate number of AMC Preferred Equity Units represented by the Global Registered Receipt being delivered in exchange for such Receipts. The Depositary shall have no duties, obligations or liability under this paragraph unless and until such written order has been received by the Depositary.

Receipts shall be in denominations of any number of whole AMC Preferred Equity Units. The Corporation shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

Notwithstanding anything to the contrary in this Deposit Agreement, the parties hereto shall comply with the terms of each Letter of Representations.

2.10          Receipt of Funds. All funds received by Computershare under this Deposit Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation. Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Corporation, any Holder or any other party.

Article III
Certain Obligations of Holders Of Receipts and the Corporation

3.1            Filing Proofs, Certificates and Other Information. Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer, of any Receipt or withhold or delay the withdrawal of shares of the Preferred Stock represented by the AMC Preferred Equity Units and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

3.2            Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to Computershare of certain taxes, charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of shares of the Preferred Stock and all money or other property, if any, represented by the AMC Preferred Equity Units evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all shares of the Preferred Stock or other property represented by the AMC Preferred Equity Units evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, with the Holder of such Receipt remaining liable for any deficiency. The Depositary or Computershare, as applicable, shall not have any duty or obligation to take any action under any section of this Deposit Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

3.3            Warranty as to the Preferred Stock. The Corporation hereby represents and warrants that shares of the Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of shares of the Preferred Stock and the issuance of the related Receipts.

3.4            Warranty as to Receipts and AMC Preferred Equity Units. The Corporation hereby represents and warrants that the Receipts, when issued, will evidence the legal and valid interests in the AMC Preferred Equity Units and each AMC Preferred Equity Unit will represent a legal and valid one one-hundredth (1/100th) interest in a share of the Preferred Stock. Such representation and warranty shall survive the deposit of shares of the Preferred Stock and the issuance of the related Receipts evidencing the AMC Preferred Equity Units.

Article IV
The Deposited Securities; Notices

4.1            Cash Distributions. Whenever Computershare, as dividend disbursing agent, shall receive any cash dividend or other cash distribution on the Preferred Stock, Computershare shall, subject to Sections 3.1 and 3.2 and, if received, in accordance with written instructions from the Corporation, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of AMC Preferred Equity Units evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of AMC Preferred Equity Units shall be reduced accordingly. Computershare, as dividend disbursing agent, shall distribute or make available for distribution, as the case may be and, if received, in accordance with the Corporation’s written instructions, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9 or other appropriate form, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made to such Holder hereunder.

4.2            Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Preferred Stock, the Depositary shall, at the direction of the Corporation, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of AMC Preferred Equity Units evidenced by such Receipts held by such Holders, in any manner that the Depositary (with the approval of the Corporation) may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary and the Corporation such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or the Depositary or Computershare (as applicable) withhold an amount on account of taxes or charges) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

4.3            Subscription Rights, Preferences or Privileges. If the Corporation shall at any time offer or cause to be offered to the Persons in whose names shares of the Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depositary in writing and made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall direct and the Depositary shall agree, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Corporation determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Corporation, in its discretion (with acknowledgement of the Depositary, in any case where the Corporation has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be delivered to Computershare and, if received, in accordance with the written instructions of the Corporation and, subject to Sections 3.1 and 3.2, be distributed by Computershare to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Corporation shall notify the Depositary in writing whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary has received written notice from the Corporation that such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Deposit Agreement unless and until it has received such notification in writing.

4.4            Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which Holders of the Preferred Stock are entitled to vote or of which Holders of the Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

4.5            Voting Rights. Subject to the provisions of the Certificate of Designations, upon receipt of notice from the Corporation of any meeting at which the Holders of the Preferred Stock are entitled to vote, the Depositary shall, if requested in writing, as soon as practicable thereafter, mail or transmit by such other method approved by the Depositary, in its reasonable discretion, to the Record Holders of Receipts, as determined on the record date fixed pursuant to Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of the Preferred Stock represented by their respective AMC Preferred Equity Units (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person designated by the Corporation), and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of the Preferred Stock represented by the AMC Preferred Equity Units evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such shares of the Preferred Stock or cause such shares to be voted. In the absence of specific instructions from Holders of Receipts, the Depositary will vote the Preferred Stock represented by the AMC Preferred Equity Units evidenced by the Receipts of such Holders proportionately with votes cast pursuant to instructions received from the other Holders.

4.6            Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in liquidation preference, split-up, adjustment, combination or any other reclassification of the Preferred Stock, subject to the provisions of the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon the written instructions of the Corporation setting forth any adjustment, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one AMC Preferred Equity Unit in one share of the Preferred Stock and (ii) treat any securities or property (including cash) which shall be received by the Depositary or Computershare (as applicable) in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited securities or property so received in exchange for or upon conversion or in respect of such Preferred Stock (except with respect to a conversion described in Section 2.8). Upon receipt of written instructions of the Corporation authorizing and directing the Depositary to execute and deliver, the Depositary shall so execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities or property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, split-up, adjustment, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the shares of the Preferred Stock represented by such Receipts might have been converted or for which such shares might have been exchanged or surrendered immediately prior to the effective date of such transaction; provided, that the Depositary shall not have any obligations under this sentence unless and until it has received written instructions from the Corporation.

4.7            Delivery of Reports. The Depositary shall, at the direction and expense of the Corporation, furnish to Holders of Receipts any reports and communications received from the Corporation which are received by the Depositary and which the Corporation is required to furnish to the Holders of the Preferred Stock, as provided in Section 5.5.

4.8            Lists of Receipt Holders. Reasonably promptly upon request from time to time by and at the expense of the Corporation, the Registrar shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of AMC Preferred Equity Units of all registered Holders of Receipts.

Article V
The Depositary, The Depositary’s Agents, The Registrar and the Corporation

5.1            Appointment; Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. The Corporation hereby appoints Computershare and Trust Company, jointly, to act as Depositary in accordance with the terms and conditions hereof, and Computershare and Trust Company accept such appointment upon the express terms and conditions of this Deposit Agreement.

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times during regular business hours shall be open for inspection by the Record Holders of Receipts upon reasonable notice to the Depositary; provided that any Record Holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of AMC Preferred Equity Units evidenced by the Receipts.

The Depositary or Registrar may close such books, at any time or from time to time, when deemed necessary or advisable by the Depositary, the Registrar, any Depositary’s Agent or the Corporation because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the AMC Preferred Equity Units evidenced thereby or the shares of the Preferred Stock represented by such AMC Preferred Equity Units shall be listed on one or more national securities exchanges, the Corporation shall appoint a Registrar for registration of the Receipts or AMC Preferred Equity Units in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Corporation. If the Receipts, such AMC Preferred Equity Units or the Preferred Stock are listed on one or more other securities exchanges, the Depositary will, at the written request and expense of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such AMC Preferred Equity Units or the Preferred Stock as may be required by law or applicable securities exchange regulation.

5.2            Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall incur any liability to any Holder of Receipts or any beneficial owner, if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or any Transfer Agent, as the case may be, by reason of any provision, present or future, of the Corporation’s amended and restated certificate of incorporation, as it may be amended from time to time, (including the Certificate of Designations) or by reason of any act of God, terrorist acts, pandemics, epidemics, war, civil unrest or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar, the Transfer Agent or the Corporation, as the case may be, shall be prevented, delayed, or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent or the Corporation, as the case may be, incur liability to any Holder of a Receipt or any beneficial owner (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except in the event of the bad faith, gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) of the party charged with such exercise or failure to exercise.

5.3            Obligations of the Depositary, the Depositary’s Agents, the Registrar, Transfer Agent and the Corporation. The Corporation does not assume any obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to Holders of Receipts other than for its gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Neither the Depositary nor any Depositary’s Agent nor any Registrar or Transfer Agent, as the case may be, assumes any obligation or shall be subject to any liability under this Deposit Agreement or the Receipts to Holders of Receipts, the Corporation or to any other Person other than for its gross negligence, willful misconduct, or bad faith (each as determined by a final non- appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Depositary, any Depositary’s Agent or the Registrar or Transfer Agent, as the case may be, under this Deposit Agreement will be limited in the aggregate to an amount equal to the fees paid by the Corporation to the Depositary pursuant to this Deposit Agreement during the twelve (12) months immediately preceding the event for which recovery from the Depositary, but not including reimbursable expenses; provided, however, that in the event that such liability arises as a result of bad faith, willful misconduct or fraud (each as determined by a final non-appealable judgment of a court of competent jurisdiction) by the Depositary, any of the Depositary’s Agents (except for such Depositary’s Agents which are not employees of the Depositary), any Registrar or any Transfer Agent, as the case may be, such limit shall not apply and such liability hereunder shall be instead limited to the amount of such misappropriated funds or the liability resulting from such bad faith, willful misconduct or fraud.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the AMC Preferred Equity Units or the Receipts which in its reasonable opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be reasonably required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any Person presenting the shares of the Preferred Stock for deposit, any Holder of a Receipt or any other Person believed by it to be competent to give such information in the absence of bad faith, gross negligence, or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on the part of the Depositary’s Agent, Registrar, Transfer Agent, or the Corporation, as the case may be. The Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent and the Corporation, as the case may be, may each rely and shall each be protected in respect of any action taken, suffered or omitted to be taken by it upon any written notice, request, direction or other document believed by it, in the absence of bad faith, gross negligence, or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction), to be genuine and to have been signed or presented by the proper party or parties.

The Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, shall not be responsible for any failure to carry out any instruction to vote any of the shares of the Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith, willful misconduct or gross negligence (each as determined by a final non-appealable judgment of a court of competent jurisdiction). The Depositary undertakes, and any Depositary’s Agent, Registrar and any Transfer Agent, as the case may be, shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, any Depositary’s Agent, Registrar or any Transfer Agent.

The Depositary, its parent, Affiliates, or subsidiaries, any Depositary’s Agents, and any Transfer Agent and any Registrar, as the case may be, may own and deal in any class of securities of the Corporation and its Affiliates and in Receipts or AMC Preferred Equity Units or become pecuniarily interested in any transaction in which the Corporation or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, the parent, Affiliate or subsidiary of the Depositary or the Depositary’s Agent or Transfer Agent or Registrar hereunder. The Depositary may also act as transfer agent, trustee or registrar of any of the securities of the Corporation and its Affiliates or act in any other capacity for the Corporation or its Affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the AMC Preferred Equity Units or the Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar may, in its sole discretion upon providing written notice to the Corporation, refrain from taking any action and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other Person for refraining from taking such action, unless the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar receives written instructions or a certificate of the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar or which proves or establishes the applicable matter to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar. Such written instructions shall be full and complete authorization to the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such written instructions.

In the event the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

From time to time, the Corporation may provide the Depositary or any Registrar with instructions concerning the services performed by the Depositary under this Deposit Agreement. In addition, at any time, the Depositary or any Registrar may apply to any officer of the Corporation for instruction, and may consult with legal counsel for the Depositary or any Registrar or the Corporation with respect to any matter arising in connection with the services to be performed by the Depositary or any Registrar under this Deposit Agreement. The Depositary or such Registrar and its respective agents and subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken, suffered or omitted by the Depositary or such Registrar in reliance upon any instructions from the Corporation or upon the advice or opinion of such counsel. The Depositary or any Registrar shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation.

It is intended that the Depositary shall not be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only in a ministerial capacity as Depositary for the deposited Preferred Stock. The Depositary will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, the shares of Preferred Stock or AMC Preferred Equity Units; provided, however, that the Depositary agrees to comply with all withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of the Preferred Stock at any time deposited with the Depositary hereunder or of the AMC Preferred Equity Units, as to the validity or sufficiency of this Deposit Agreement (except as to due authorization and due execution by the Depositary), as to the value of the AMC Preferred Equity Units or as to any right, title or interest of the record holders of Receipts in and to the AMC Preferred Equity Units; nor shall the Depositary be liable or responsible for any failure of the Corporation to comply with any of its obligations relating to any registration statement filed with the U.S. Securities and Exchange Commission, including without limitation obligations under applicable regulation or law. The Depositary shall not be accountable for the use or application by the Corporation of the AMC Preferred Equity Units or the Receipts or the proceeds thereof.

Neither the Depositary (or its officers, directors, employees or agents), any Depositary’s Agent nor any Registrar or any Transfer Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the AMC Preferred Equity Units may be registered under the Securities Act, the deposited Preferred Stock, the AMC Preferred Equity Units, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein.

The Depositary may rely on and be fully authorized and protected in acting or failing to act upon (a) any Signature Guarantee or guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

The Depositary may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Depositary shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation, to the Holders of the Receipts or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

The Depositary, any Depositary’s Agent, any Transfer Agent, any Registrar or any dividend disbursing agent hereunder:

(i)            shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii)           shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)          shall not be obligated to take any legal or other action hereunder; if, however, it determines to take any legal or other action hereunder, and, where the taking of such action might in its reasonable judgment subject or expose it to any expense or liability, it shall not be required to act unless it shall have been furnished with an indemnity reasonably satisfactory to it;

(iv)          may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v)           may rely on and shall be authorized and protected in acting or omitting to act upon the written, telephonic, electronic and oral instructions given in accordance with this Deposit Agreement, with respect to any matter relating to its actions covered by this Deposit Agreement (or supplementing or qualifying any such actions), of officers of the Corporation;

(vi)          shall not be called upon at any time to advise any Person with respect to the Preferred Stock, AMC Preferred Equity Units or Receipts;

(vii)         shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement; and

(viii)        shall not be liable or responsible for any recital or statement contained in any documents relating hereto or to the Preferred Stock, the AMC Preferred Equity Units or Receipts (except its countersignature hereof and thereof).

The terms of this Section 5.3 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

5.4            Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation upon at least forty-five (45) days prior written notice.

The Depositary may at any time be removed by the Corporation by at least forty-five (45) days prior written notice of such removal delivered to the Depositary.

In the event the transfer agency relationship in effect between the Corporation and the Depositary terminates, the Depositary will be deemed to have resigned automatically and be discharged from its duties under this Deposit Agreement.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within forty-five (45) days after the delivery of the notice of resignation or removal, as the case may be, use its reasonable best efforts to appoint a successor Depositary, which shall be (i) a Person having its principal office in the United States of America and having a combined capital and surplus, along with its Affiliates, of at least $50,000,000 or (ii) an Affiliate of any such Person.

If no successor Depositary shall have been so appointed and have accepted appointment within forty-five (45) days after delivery of such notice, the resigning or removed Depositary or any Holder may, petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the shares of the Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, notice of its appointment to the Record Holders of Receipts.

Any Person into or with which the Depositary may be merged, consolidated or converted, or any Person to which all or a substantial part of the assets of the Depositary may be transferred or which succeeds to the shareholder services business of the Depositary shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The removal or resignation of the Depositary shall automatically be deemed to be a removal of the Registrar and Transfer Agent and dividend disbursing agent and conversion agent (to the extent Computershare is acting in such capacities) herein without any further act or deed.

5.5            Corporate Notices and Reports. The Corporation agrees that it will deliver to the Depositary, and the Depositary will, upon the Corporation’s written instruction, promptly after receipt thereof transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s or Registrar’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Stock, the AMC Preferred Equity Units or the Receipts are listed or by the Corporation’s amended and restated certificate of incorporation, as it may be amended from time to time, (including the Certificate of Designations), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested by the Corporation.

5.6            Indemnification by the Corporation. Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, and any dividend disbursing agent or conversion agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from and against, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of its legal counsel) which may arise out of actions taken, suffered or omitted to be taken in connection with its acting as Depositary, Depositary’s Agent, Registrar, Transfer Agent or dividend disbursing agent or conversion agent, respectively, under this Deposit Agreement (including, without limitation, the enforcement by the Depositary, Depositary’s Agent, Registrar, Transfer Agent or dividend disbursing agent or conversion agent, as the case may be, of this Deposit Agreement) and the Receipts by the Depositary, any Transfer Agent, any Registrar, dividend distribution agent or conversion agent, or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on the respective parts of any such Person or Persons. The obligations of the Corporation and the rights of the Depositary, Depositary’s Agent, Registrar, Transfer Agent, dividend distribution agent and conversion agent, set forth in this Section 5.6 shall survive the termination of this Deposit Agreement and any resignation, replacement, removal, or succession of any Depositary, Registrar, Transfer Agent, dividend distribution agent, conversion agent or Depositary’s Agent.

5.7            Fees, Charges and Expenses. The Corporation agrees promptly to pay the Depositary the compensation, as separately agreed upon with the Corporation, in accordance with such agreed upon terms, for all services rendered by the Depositary, Depositary’s Agent, Transfer Agent, Registrar, dividend distribution agent and conversion agent hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary, Depositary’s Agent, Transfer Agent, Registrar, dividend distribution agent and conversion agent without gross negligence, willful misconduct, bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on its part in connection with the services rendered by it (or any agent of the Depositary) hereunder. The Corporation shall pay all charges of the Depositary in connection with (i) the initial deposit of shares of the Preferred Stock, (ii) the initial issuance of the AMC Preferred Equity Units, (iii) all withdrawals of shares of the Preferred Stock by owners of AMC Preferred Equity Units, and (iv) all conversions of the Preferred Stock into common stock. The Corporation shall pay all transfer and other taxes and charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and charges shall be at the expense of Holders of AMC Preferred Equity Units evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

5.8            Tax Compliance. The Depositary will comply in all material respects with all applicable certification, information reporting, and withholding (including “backup withholding”) requirements imposed upon the Depositary by applicable tax laws, regulations, or administrative practice with respect to (i) any payments made with respect to the AMC Preferred Equity Units or (ii) the issuance, delivery, holding, transfer, or exercise of rights under the Receipts or the AMC Preferred Equity Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Depositary shall comply with any written direction received from the Corporation with respect to the application of such requirements to particular payments or Holders or in other particular circumstances and may, for purposes of this Deposit Agreement, rely on any such direction and the Depositary shall have no liability for or in respect of, any action taken or omitted by it in the absence of bad faith, willful misconduct, gross negligence or fraud (which bad faith, willful misconduct, gross negligence or fraud must be determined by a final non-appealable judgment of a court of competent jurisdiction) and pursuant to such direction in accordance with the provisions of Section 5.3 hereof. The Depositary shall, in accordance with its record retention policies or procedures, maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Corporation or to its authorized representatives during the term of this Deposit Agreement.

Article VI
Amendment and Termination

6.1            Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate a majority of the AMC Preferred Equity Units then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of AMC Preferred Equity Units to surrender any Receipt evidencing such AMC Preferred Equity Units to the Depositary with instructions to deliver to the Holder the shares of the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate executed by a duly authorized officer of the Corporation that states that the proposed amendment is in compliance with the terms of this Section 6.1. No amendment to this Depositary Agreement shall be effective unless duly executed by the Depositary and the Corporation.

6.2            Termination. This Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding AMC Preferred Equity Units issued hereunder have been cancelled, upon conversion of the Preferred Stock or otherwise; (ii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing AMC Preferred Equity Units pursuant to Section 4.1 or 4.2, as applicable; or (iii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the AMC Preferred Equity Units outstanding.

Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent, any Transfer Agent, any Registrar, any dividend distribution agent or any conversion agent under Sections 5.3, 5.6 and 5.7 (including as to any services of the Depositary, any Depositary’s Agent, any Registrar or any dividend distribution agent that are necessary following and in connection with the termination of this Deposit Agreement); provided further that Sections 5.2, 5.3, 5.6 and 5.7 shall survive the termination of this Deposit Agreement.

Article VII
Miscellaneous

7.1            Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile, pdf or electronic mail (including any signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signature and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

7.2            Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

7.3            Representations and Warranties of the Depositary. Depositary represents and warrants to the Corporation that:

(i) each of Computershare and the Trust Company is duly organized and validly existing under the laws of its organizing jurisdiction and each has the full power and authority to execute, deliver and perform its respective obligations under this Deposit Agreement, and Computershare is in good standing under the laws of the State of Delaware;

(ii) the execution, delivery and performance of this Deposit Agreement by each of Computershare and the Trust Company has been duly authorized by all necessary corporate or other organizational action and will not conflict with, violate or result in a breach of the terms and conditions or provisions of, or constitute a default under (A) their respective organization documents, (B) any material indenture, contract, agreement, or undertaking to which Computershare or the Trust Company is a party or is bound, (C) any existing law to which Computershare or the Trust Company is subject, or (D) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority of which Computershare or the Trust Company has knowledge and which is applicable to Computershare or the Trust Company; and

(iii) this Deposit Agreement has been duly executed and delivered by each of Computershare and the Trust Company and (assuming its due execution and delivery by Corporation) constitutes the legal, valid and binding obligation of Computershare and the Trust Company, enforceable against Computershare and the Trust Company in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium, conservatorship, receivership, reorganization, and other similar laws affecting the enforcement of creditors’ rights generally.

7.4            Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if any such provision adversely affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately upon written notice to the Corporation.

7.5            Notices. Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or recognized next day courier service or by electronic mail, confirmed by letter, addressed to the Corporation at:

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Attention: Kevin Connor

Email: KConnor@amctheatres.com

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York

Attention: Michael Stein

Email: Michael.Stein@weil.com

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or recognized next day courier service or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Depositary at the Depositary’s Office at:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

or at any other address of which the Depositary shall have notified the Corporation in writing.

Except as otherwise provided herein, any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next day courier services, facsimile transmission or electronic mail, confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary; or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request; or in the case of any Global Receipt Depository, in accordance with its applicable procedures and arrangements for notices.

Delivery of a notice sent by mail or as provided in this Section 7.5 shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission or electronic mail) is deposited, postage prepaid, in a post office letter box; provided, that notice to a Global Receipt Depository shall be deemed to be effected at the time such notice is delivered or made as provided in this Section 7.5; provided, further, that the Depositary or the Corporation may, however, act upon any facsimile transmission or electronic mail received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission or electronic mail shall not subsequently be confirmed by letter or as aforesaid.

7.6            Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action.

7.7            Appointment of Registrar and Dividend Disbursing Agent and Conversion Agent in Respect of the Preferred Stock. The Corporation hereby appoints the Trust Company and Computershare, jointly, as Registrar, Transfer Agent, dividend disbursing agent and conversion agent in respect of the Receipts and shares of the Preferred Stock deposited with the Depositary hereunder, and the Trust Company and Computershare hereby accept their respective appointments, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, will reflect changes in the number of shares of deposited Preferred Stock held by it by notation, book-entry or other appropriate method. With respect to the appointments of the Trust Company and Computershare as Registrar, Transfer Agent, dividend disbursing agent and conversion agent in respect of the Receipts and shares of the Preferred Stock deposited with the Depositary hereunder, the Trust Company and Computershare shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

7.8            Holders of Receipts are Parties. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof. The provisions of this Deposit Agreement are intended to benefit only the parties hereto and their respective permitted successors and assign, and no rights shall be granted to any other Person by virtue of this Deposit Agreement.

7.9            Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

7.10          Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable notice to the Depositary by any Holder of a Receipt.

7.11          Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

7.12          Confidentiality. The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public Holder information, and the fees for services to be performed hereunder, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or legal process. Notwithstanding anything contained herein, each party may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Deposit Agreement and such disclosure is not prohibited by applicable law. To avoid doubt, the parties hereto shall not (otherwise as set forth in this Section 7.12) be required to keep the terms of this Deposit Agreement confidential.

7.13          Further Assurances. The Corporation shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Kevin Connor
	Name:	Kevin Connor
	Title:	Senior Vice President, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. (on behalf of both entities)

By:	/s/ Patrick Hayes
	Name:	Patrick Hayes
	Title:	Manager, Client Management

[Signature page to Deposit Agreement]

Exhibit A:
Form of Receipt
[Form of Face Of Receipt]

Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to AMC Entertainment Holdings, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

AMC PREFERRED EQUITY UNITS
DEPOSITARY RECEIPT FOR AMC PREFERRED EQUITY UNITS,
EACH REPRESENTING A 1/100TH INTEREST IN ONE SHARE OF
SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK

OF

AMC ENTERTAINMENT HOLDINGS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 00165C203
SEE REVERSE FOR CERTAIN DEFINITIONS
Number of AMC Preferred Equity Units: [●]

Certificate Number: [●]

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., acting jointly as Depositary (the “Depositary”), hereby certify that Cede & Co. is the registered owner of [●] AMC Preferred Equity Units ($[●] aggregate liquidation preference) (“AMC Preferred Equity Units”), each AMC Preferred Equity Unit representing a 1/100th interest in one share of Series A Convertible Participating Preferred Stock (the “Preferred Stock”), of AMC Entertainment Holdings, Inc., a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated August 4, 2022 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.

This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer and, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, countersigned by such Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer thereof.

Dated: [●], 2022

Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary

By:
Name:
Title:

[FORM OF REVERSE OF RECEIPT]
AMC ENTERTAINMENT HOLDINGS, INC.

AMC ENTERTAINMENT HOLDINGS, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK OF AMC ENTERTAINMENT HOLDINGS, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each receiptholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN IN COM	As tenants by the entireties
TEN BY ENT	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of CH
CH	Chapter	GDN	Guardian	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

Assignment

For value received, [●] hereby sell(s), assign(s) and transfers(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL CODE, OF ASSIGNEE

AMC Preferred Equity Units represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said AMC Preferred Equity Units on the books of the within named Depositary with full power of substitution in the premises.

Dated: [●]

NOTICE:	The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE:	The signature(s) should be guaranteed by a participant in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Transfer Agent.

A-4